Exhibit 10.11

EXECUTION VERSION

EMPLOYMENT AND SEVERANCE AGREEMENT

This Employment and Severance Agreement (the “Agreement”) is made as of November 1, 2018, by and between OneSpaWorld Holdings Limited (the “Company”), and Stephen Lazarus (“Employee”), and shall be effective as of the Effective Date as defined herein.

RECITALS

WHEREAS, immediately prior to this Agreement, Employee provided his services and expertise to Steiner Leisure Limited and/or its affiliates (“Steiner”) pursuant to an Amended and Restated Employment and Severance Agreement, dated as of December 9, 2015 (the “Existing Agreement”); and

WHEREAS, in connection with a business combination transaction between and among Steiner, Haymaker Acquisition Corp. (“HYAC”), and the other parties thereto (the “Transaction”), the Company desires to employ Employee, and Employee desires to be employed on the terms and conditions set forth in this Agreement; and

WHEREAS, Employee will be receiving substantial consideration in connection with the Transaction, and the Company would not have entered into this Agreement without Employee’s agreement to abide by the terms and conditions set forth herein, including but not limited to the restrictive covenants; and

WHEREAS, this Agreement is effective as of the closing date of the Transaction (the “Effective Date”); and

WHEREAS, the Company operates and maintains an office in Florida where Employee currently works, which jurisdiction Employee and the Company each acknowledge has a substantial relationship to the Transaction and to this Agreement, including without limitation the negotiation and execution hereof;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Employee’s Duties; At Will Nature of Employment

Effective on the Effective Date, the Company hereby employs Employee as Chief Operating Officer and Chief Financial Officer of the Company and Employee hereby accepts such employment. In that capacity, Employee shall have such duties and responsibilities consistent with the foregoing and otherwise consistent with Employee’s position as may be determined from time to time by the Board of Directors of the Company (the “Board”), including duties with respect to Affiliates of the Company. For purposes of this Agreement, “Affiliate” means an entity controlled by, controlling or under common control with the entity in question.

EXECUTION VERSION

While he is employed by the Company, Employee shall devote all his business time and effort to the conduct of his duties hereunder; provided, however, that Employee may (i) serve on corporate, civic and charitable boards or committees, subject to approval by the Board (other than for non-profit organizations) in light of potential conflicts of interest with the Company, which approval shall not be unreasonably withheld or delayed, (ii) provide services on a pro bono basis to civic and charitable organizations and (iii) attend to his personal investments, so long as such activities do not interfere with the performance of Employee’s responsibilities as an employee of the Company in accordance with this Agreement and are consistent with the Company’s policies. The Company also agrees that Employee may receive compensation in connection with his service on corporate boards, without set-off, adjustment or diminution of his salary, bonus or any other rights hereunder. Notwithstanding the foregoing, it is understood and agreed between the Company and Employee that, for a period beginning on the Effective Date until no later than March 31, 2020, Employee shall be permitted to provide no more than 20% of his business time as a consultant to Steiner (the “Consulting Duties”), so long as such Consulting Duties do not create a conflict of interest with Employee’s duties to the Company.

By Employee’s execution below, Employee acknowledges that (i) Employee’s employment with the Company is at will, and may be terminated by the Company at any time, with or without notice and for Cause (as defined below) or any other reason or no reason (subject to the provisions of this Agreement) and (ii) except for this Agreement, there is no arrangement or agreement between Employee and the Company concerning the terms of Employee’s employment with the Company and that nothing in this Agreement guarantees employment for any definitive or specific term or duration or any particular level of benefits or compensation except as specifically provided for herein.

2. Effective Date; Term

This Agreement is for an initial term commencing upon the Effective Date and terminating on December 31, 2020 (the “Initial Term”) and shall thereafter be automatically extended for one (1) or more additional one- (1)-year periods (each, a “Renewal Period”) unless notice of non-renewal is provided by either party to the other, in accordance with the notice provisions of Section 7 hereof, at least ninety (90) days prior to the expiration of the Initial Term or the Renewal Period, as the case may be, or unless terminated sooner in accordance with the terms and conditions in Section 4 of this Agreement. Notwithstanding the foregoing, the above-referenced notice of non-renewal may not be given by the Company during the twenty-four (24) month period commencing upon a Change in Control (as defined below) of the Company occurring after the Effective Date. For purposes herein, “Change in Control” shall mean a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” as such term is defined in Treas. Reg. Section 1.409A-3(i)(5).

3. Compensation

(a) Salary and Bonus. Except as otherwise provided herein, the Company (or any Affiliate) shall pay to Employee compensation as described in this Section 3(a), all of which shall be subject to such withholdings and deductions as may be required by applicable law or regulation:

(i) Base Salary. The Company shall pay to Employee a base salary at the rate of not less than Five Hundred Twenty-Five Thousand Dollars (U.S. $525,000), subject to review each calendar year (a “Year”) and possible increase in the sole discretion of the Board, payable in biweekly installments (the “Base Salary”). As used in this Agreement, the term “accrued” with respect to Base Salary means Base Salary with respect to the time period through the date in question.

EXECUTION VERSION

(ii) Incentive Bonus. Employee shall be eligible to receive a bonus (the “Incentive Bonus”) based on a formula and performance criteria approved annually by the Compensation Committee of the Board (the “Committee”), in its sole discretion; provided, however, that Employee shall be eligible to receive an Incentive Bonus ranging from 75% to 150% of his then current Base Salary for the year 2019 and ranging from 90% to 180% of his then current Base Salary for the year 2020 and subsequent Years, with a specified target Incentive Bonus equal to 75% of his then current Base Salary in 2019 and 90% of his then current Base Salary in 2020 and subsequent Years (the “Target Incentive Bonus”). The Incentive Bonus formula and performance criteria for a Year will be set forth in a written resolution of the Committee and advised to Employee no later than December 15 of the prior Year.

Any Incentive Bonus payable to Employee shall be paid (i) pursuant to the terms and conditions of the Company’s bonus plan or policy then in existence, and (ii) notwithstanding anything herein to the contrary, in the Year following the performance Year, no later than thirty (30) days following the Company’s receipt of audited financials with respect to the Year for which the Incentive Bonus was earned.

Except as otherwise provided in Sections 4(a), 4(b), 4(d) and 4(e) below, Employee shall only be entitled to receive an Incentive Bonus if Employee is employed by the Company pursuant to this Agreement at the close of business on the last day of the applicable performance period with respect to the Incentive Bonus (the “Determination Date”). As used in this Agreement, the term “accrued” with respect to an Incentive Bonus refers to only an Incentive Bonus for a performance period in which Employee was employed on the Determination Date.

(iii) Reduction in Bonus. The Incentive Bonus payable pursuant to this Agreement may be subject to a reduction of up to ten percent (10%) in the discretion of the Committee in the event that Employee commits a material violation of a Company policy or consistently fails to follow a Company policy or policies (collectively, a “Violation”). Employee is required to promptly inform Committee members of any Violation with respect to any officer or other employee of the Company or any Affiliate thereof of which Employee becomes aware.

(iv) Recovery of Certain Compensation Awarded in Error. Notwithstanding any other provisions in this Agreement to the contrary, any bonus or other incentive-based or equity-based compensation paid to the Executive pursuant to this Agreement or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement, will be subject to such deductions and clawback as may be required, but only to the extent required, to be made pursuant to such law, government regulation, or stock exchange listing requirement (or any policy adopted by the Company pursuant to and to the extent consistent with any such law, government regulation or stock exchange listing).

EXECUTION VERSION

(v) Option Grant. Subject to applicable Board action, effective as of the Effective Date, the Employee shall be granted a nonqualified stock option for Seven Hundred Eighty-Seven Thousand Five Hundred (787,500) common shares of OneSpaWorld Holdings Limited, at an exercise price of Twenty Dollars (U.S. $20) per share (higher than the current per-share fair market value), which shall be fully vested upon grant and exercisable until the sixth anniversary of the Effective Date, with no earlier termination of the option upon termination of employment for any reason.

(b) Disability Insurance. During each Year of Employee’s employment, Employee shall be paid an amount to be used toward the payment of the premium on a disability insurance policy in the maximum amount obtainable by Employee (a “Policy”) covering Employee, upon delivery to the Company of evidence reasonably satisfactory to Company of the purchase by Employee of a Policy with an annual premium due during such Year in an amount at least equal to the amount requested by Employee under this Section 3(b) (the “Disability Payment Amount”). The Disability Payment Amount shall be payable in equal installments at the times that the Base Salary is paid to Employee and shall be subject to such deductions as may be required by applicable law or regulation.

(c) Life Insurance. During each Year of Employee’s employment, the Company shall pay all premiums with respect to a term life insurance policy for Employee with a ten- (10)-year term and with a death benefit equal to five (5) times the then current Base Salary plus the Target Incentive Bonus amount. Such life insurance may be provided either through the Company’s group life insurance programs, by an individual policy, or by a combination of both group and individual policies, at the option of the Company.

(d) Other Benefits; Forfeiture upon Resignation. The Company shall provide to Employee, in amounts and otherwise of a nature commensurate with Employee’s compensation and position with the Company, all other benefits currently provided to the executive officers (as defined for purposes of the Securities Exchange Act of 1934, as amended) of the Company, as well as those which the Company may, in the future, provide to its executive officers, including, without limitation, life insurance, medical coverage, benefits under any 401(k) plan of the Company or its Affiliates, any contractual indemnification rights and eligibility to receive awards under equity plans of the Company or an Affiliate applicable to executive officers of the Company. The Company shall also provide Employee with a private office and an annual allowance of Fifteen Thousand Dollars (U.S. $15,000) for the use by Employee in purchasing or leasing an automobile and for the payment of insurance, maintenance and other expenses in connection with such automobile (the “Car Allowance”). The Company acknowledges and agrees that for services provided to the Company, Employee will be covered to the same extent as other executive officers of the Company by directors’ and officers’ liability insurance maintained by the Company or any Affiliate of the Company, as applicable.

(e) Expense Reimbursement; No Relocation. The Company shall reimburse Employee for all ordinary and necessary business expenditures made by Employee in connection with, or in furtherance of, his employment upon presentation by Employee of expense statements, receipts, vouchers or such other supporting information in accordance with Company policy or as otherwise may from time to time be reasonably requested by the Board. When traveling for business of the Company, Employee, at his sole discretion and at the Company’s expense, shall travel via business

EXECUTION VERSION

class accommodations. Other business travel reimbursement for Employee shall be pursuant to the applicable business expense reimbursement policy of the Company. The Company shall not, without Employee’s prior written consent, require Employee to relocate his office more than fifty (50) miles from Employee’s current office in Miami-Dade County, Florida. Notwithstanding anything herein to the contrary or otherwise, if any expense, reimbursement or in-kind benefit provided pursuant to this Section 3(e) or otherwise in this Agreement constitutes a “deferral of compensation” within the meaning of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other guidance thereunder: (i) the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee during any Year will not affect the amount of expenses eligible for reimbursement or in-kind benefits provided to Employee in any other Year; (ii) the reimbursements for expenses for which Employee is entitled to be reimbursed shall be made on or before the last day of the Year following the Year in which the applicable expense is incurred; and (iii) the right to payment or reimbursement or in-kind benefits hereunder may not be liquidated or exchanged for any other benefit.

(f) Vacation. Employee shall be entitled to (i) five (5) weeks paid vacation per Year (the “Vacation Days”) and (ii) additional vacation days on each day that is a United States federal holiday. The vacation provided for in this Section 3(f) shall be coextensive with, and not cumulative with, vacations allowed pursuant to any other arrangements with any Affiliates of the Company. With respect to the Vacation Days not taken by Employee during a Year, the Company shall pay to Employee, on or before January 30 of the following Year, an amount representing the Base Salary (at the rate in effect for the Year during which the Vacation Days were to have been taken) with respect to the Vacation Days not taken by Employee during a Year (if any, the “Vacation Payment”); provided, however, that no payment shall be made with respect to more than ten (10) Vacation Days for any one (1) Year (prorated for partial Years of employment) and Employee may not use any unused Vacation Days in any subsequent Years. As used in this Agreement, the term “accrued” with respect to Vacation Payment means the Vacation Payment to which Employee is entitled hereunder through the date in question.

4. Termination

(a) Death. In the event of Employee’s death during his employment by the Company, the Company shall pay to Employee’s estate within sixty (60) days after the date of Employee’s death: (i) any unpaid accrued Base Salary pursuant to Section 3(a)(i) above, and any unpaid accrued Incentive Bonus pursuant to Section 3(a)(ii) above, in each case to which Employee was entitled as of the date of death; (ii) any amount due to Employee as of the date of death as reimbursement of expenses under Section 3(e) above; (iii) any unpaid accrued Vacation Payment to which Employee was entitled as of the date of death; (iv) a Pro-Rata Target Bonus (as defined below); and (v) a lump sum amount equal to the maximum monthly premium Employee’s spouse and other eligible family members (the “Dependents”) would be required to pay pursuant to continuation of coverage requirements of Section 4980B of the Code and the regulations thereunder (“COBRA”) in order to avail them of continuation of medical and dental coverage in effect immediately prior to Employee’s death (assuming all were eligible for such continuation) multiplied by twenty four (24) (the “COBRA Payment,” and, combined with such amounts described in (i)—(iv) herein, the “Accrued Benefits”). For avoidance of doubt it is understood that the amount described in clause (v) in the immediately preceding sentence is due regardless of

EXECUTION VERSION

whether Dependents elect COBRA coverage, procure other medical and dental coverage or elect to have no such coverage; provided, however, that the Company may modify the benefits contemplated by clause (v) above to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and/or the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable); provided, further, that such modification shall be implemented in a manner that avoids economic harm to Employee. For purposes of this Agreement, the term “Pro-Rata Target Bonus” shall mean an amount equal to Employee’s Target Incentive Bonus for the Year during which a termination of, or by, as the case may be, Employee occurred multiplied by the percentage of days during the Year prior to the date of termination during which he was employed by the Company.

(b) Disability. If, during his employment by the Company, Employee becomes unable to engage in any substantial gainful activity or receives benefits for at least three (3) months under the Company’s disability plan, if any, as the result of a medically determinable physical or mental impairment that is expected to result in death or continue for at least twelve (12) months (a “Disability”), Employee’s employment with the Company shall terminate (the date of such termination being the “Disability Date”), and, thereafter, Employee shall not be deemed to be employed by the Company (except that Employee’s obligations under Section 5, below, shall remain in full force and effect) and the Company shall have no further obligations to make payments or otherwise to, or on behalf of, Employee, except as provided in this Section 4(b). In determining Disability under this Section 4(b), the Company shall rely upon the written opinion of the physician regularly attending Employee in determining whether a Disability is deemed to exist. If the Company disagrees with the opinion of such physician, the Company may choose a second physician, the two (2) physicians shall choose a third physician, and the written opinion of a majority of the three (3) physicians shall be conclusive as to Employee’s Disability. The expenses associated with the utilization of any physician other than the physician regularly attending Employee shall be borne solely by the Company. Employee hereby consents to any required medical examination and agrees to furnish any medical information requested by the Company and to waive any applicable physician/patient privilege that may arise because of such determination. In the event of termination of Employee’s employment pursuant to this Section 4(b), the Company shall pay to Employee within sixty (60) days after the Disability Date the Accrued Benefits, provided that the COBRA Payment shall be, for purposes herein and for each section of this Agreement other than Section 4(a), defined as the maximum monthly premium Employee, Employee’s spouse and other eligible family members (the “Family”) would be required to pay pursuant to COBRA in order to avail them of continuation of medical and dental coverage in effect immediately prior to date of termination (assuming all were eligible for such continuation) multiplied by twenty four (24). Nothing in this Agreement is intended to cause the Company to be in violation of the Americans with Disabilities Act.

(c) For Cause by Company or By Employee without Good Reason. If (i) the Company terminates Employee’s employment for Cause, (ii) Employee terminates his employment without Good Reason (as defined below in Section 4(d)), or (iii) the Company or Employee deliver a notice of non-renewal of the initial Term or any Renewal Period, this Section 4(c) shall apply.

EXECUTION VERSION

For purposes of this Agreement, “Cause” shall mean the occurrence of any of the following events: (i) Employee’s failure to substantially perform Employee’s duties with the Company (other than any such failure resulting from Employee’s Disability); (ii) a violation by Employee of any lawful written policy or directive of the Company or any Affiliate applicable to Employee specifically, or to officers or employees of the Company or any Affiliate generally, the violation of which policy or directive is materially and demonstrably injurious to the Company or any Affiliate; (iii) Employee’s excessive alcoholism or drug abuse that substantially impairs the ability of Employee to perform Employee’s duties hereunder; (iv) Employee’s continued gross negligence in the performance of his duties hereunder that results in material and demonstrable damage to the Company or any Affiliate; (v) Employee’s violation of any lawful direction from the Board, provided such direction is not inconsistent with Employee’s duties and responsibilities to the Company or any Affiliate hereunder; (vi) any act or conduct by Employee involving fraud, theft, misappropriation, or embezzlement of the property or assets of the Company or any Affiliate that results in material and demonstrable damage to the Company or any Affiliate; (vii) Employee’s intentional or reckless conduct that results in material and demonstrable damage to the Company or any Affiliate; (viii) the committing by Employee of an act involving moral turpitude that results in material and demonstrable damage to the Company or any Affiliate; or (ix) Employee’s material breach or material violation of any non-competition, non-solicitation, non-disclosure or confidentiality provision contained in this Agreement; provided, however, that in the case of any of the events described in clauses (i), (ii), (iv), (v) or (ix) above, such event shall not constitute Cause hereunder unless and until there is given to Employee by the Company a written notice which sets forth the specific respects in which it believes that Employee’s conduct constitutes Cause hereunder, which conduct is not cured within ten (10) days after written notice thereof (except, with respect to clause (ix), such cure right shall apply only if the breach or violation is capable of being cured).

If Employee’s employment terminates under this Section 4(c), the terminating party shall (i) notify the other party of such termination pursuant to notice provisions of Section 7 hereof no later than as soon as reasonably practicable after the effective time of such termination and (ii) have no further obligations to make payments or otherwise to, or on behalf of, Employee, except that Employee shall be entitled to receive any (i) unpaid accrued Base Salary pursuant to Section 3(a)(i), above, through the date of termination, (ii) any Incentive Bonus that is accrued and unpaid as of the date of such termination (except if such termination occurs as a result of the matters described in clauses (iv), (v), (vi) or (vii), above, then no such Incentive Bonus shall be payable), and (iii) any other amounts earned by and due to Employee as of the date of termination, including but not limited to reimbursement of expenses under Section 3(e), above, in each case within sixty (60) days after the termination of employment. Notwithstanding the foregoing, Employee shall, for all purposes, cease to be deemed to be employed by the Company as of the date of any termination of Employee pursuant to this Section 4(c).

(d) For Good Reason by Employee or By the Company without Cause. If Employee terminates his employment for Good Reason or the Company terminates his employment without Cause (which for this purpose shall include the delivery by Company of a notice of non-renewal of the Initial Term or any Renewal Term to Employee, with the effective date of such termination being December 31 of that Year), then this Section 4(d) shall apply.

EXECUTION VERSION

For purposes of this Agreement, “Good Reason” shall mean any one or more of the following conditions which initially occur without Employee’s consent within the one- (1)-year period immediately preceding the date of termination of his employment by Employee: (i) a material breach or default by the Company of this Agreement; (ii) a material decrease in Employee’s Base Salary; (iii) a material diminution in Employee’s title as stated by this Agreement, a material diminution in the Employee’s authority, duties or responsibilities under this Agreement, or if Employee is required to report to the Board or to another corporate officer or employee instead of reporting to the Executive Chairman; and (iv) a change in the location of Employee’s office of more than 50 miles from Employee’s current office in Miami-Dade County, Florida; provided, however, no Good Reason for termination shall be deemed to exist unless Employee provides to the Company a written notice of the existence of the condition establishing Good Reason within ninety (90) days of its initial existence, and the Company fails to remedy the condition within thirty (30) days following the receipt of such notice.

In the event that Employee’s employment terminates pursuant to this Section 4(d), then the Company shall pay to Employee within sixty (60) days after the date of termination, an amount equal to: (i) the Accrued Benefits; and (ii) payment of Employee’s Severance Amount. The “Severance Amount” shall be defined as a lump sum amount equal to two and one half (2.5) times the sum of (A) one (1) year of Base Salary in effect on the date of the termination of Employee’s employment plus (B) the Target Incentive Bonus (as if the applicable performance criteria have been met irrespective of whether or not that is the case) in effect for the Year of termination. Furthermore, Employee shall be entitled to an amount equal to the Termination Incentive Bonus (as defined below) payable within sixty (60) days following the end of the Year in which the termination occurred. For purposes of this Agreement, the term “Termination Incentive Bonus” shall mean an amount, payable only if the applicable performance criteria are attained, equal to Employee’s Incentive Bonus that would have been payable to Employee for the Year during which a termination of, or by, as the case may be, Employee occurred, determined as if Employee had been employed by the Company on the Determination Date with respect to the Incentive Bonus in question.

(e) Best Net Benefit under Section 280G. In the event that any payment or benefit made or provided Employee under this Agreement (the “Payment”), either alone or together with any other “parachute payments” as defined in Section 280G(b)(2) of the Code (such other parachute payments – “Section 280G Payments”), would constitute a parachute payment, the Payment shall be reduced to the largest amount as will result in no portion of the Payment or Section 280G Payments being subject to the excise tax imposed by Section 4999 of the Code (the “Reduced Payment”), provided however, no reduction to the Payment shall occur if the Payment plus Section 280G Payments, less any excise tax which would be imposed on such Payment and Section 280G Payments pursuant to Section 4999 of the Code, would be greater than the Reduced Payment plus Section 280G Payments. All determinations with respect to this Section 4(e) and the assumptions to be utilized in arriving at such determination shall be made by an independent public accounting firm with a national reputation in the United States that is selected by Employee (the “Accounting Firm”) which shall provide detailed support and calculations both to the Company and to Employee within fifteen (15) business days after the receipt of notice from Employee that there has been a Payment, or such earlier time as is requested by the Company. If a reduction of Section 280G Payments is necessary, the payments shall be reduced in the following order: (i) cash payments that are treated in full as a parachute payment; (ii) equity-based payments and acceleration that are treated in full as a parachute payment; (iii) cash payments that are treated in part as a parachute payment; (iv) equity-based payments and acceleration that are treated in part as a parachute payment; and (v) other non-cash forms of benefits. Within any such category of

EXECUTION VERSION

payments and benefits (that is, (i), (ii), (iii), (iv) or (v)), a reduction shall occur first with respect to amounts that are not “deferred compensation” within the meaning of Section 409A of the Code and then with respect to amounts that are “deferred compensation.” To the extent any such payment is to be made over time (e.g., in installments), the payments shall be reduced in reverse chronological order.

(f) No Offset—No Mitigation. Employee shall not be required to mitigate any damages resulting from a breach by the Company of this Agreement by seeking other comparable employment. The amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation or benefits earned by or provided to Employee as a result of his employment by another employer.

5. Non-Competition; Confidentiality; etc.

All references to the “Company Affiliated Group” shall mean the Company and all Affiliates, collectively with each of their respective successors and assigns. For the avoidance of doubt, following a Change in Control of the Company, “Affiliates” shall be defined as Affiliates of the Company following such Change in Control.

(a) Acknowledgment. Employee acknowledges and agrees that: (i) the Company Affiliated Group has acquired and established, at great expense and effort, valuable and competitively sensitive Confidential Information (as defined below), including trade secrets, and, to protect the business interests of the Company Affiliated Group and the competitive advantage derived from the Confidential Information, it is necessary that such Confidential Information be kept secret and confidential at all times during and after the duration of Employee’s employment or affiliation with the Company Affiliated Group in accordance with applicable law; (ii) in the course of Employee’s employment and/or other affiliation with the Company, Employee will be engaged in activities whereby Employee will have extensive access to and become intimately familiar with, and may develop or contribute to, the Confidential Information, which information is vital to the success of the Company Affiliated Group, and the disclosure or use of which information outside the Company Affiliated Group would result in extensive and irreparable harm; (iii) through great effort and at an incalculable expense, the Company Affiliated Group has developed and maintained, and will continue to develop and maintain, invaluable business relationships (contractual and prospective) with the Company Affiliated Group’s employees, clients, customers, prospective customers, independent contractors, vendors, and suppliers, which business relationships are vital to the Company Affiliated Group’s success; (iv) the restrictive covenants set forth in this Section 5 are reasonable and necessary in order to protect and maintain such proprietary interests and the other legitimate business interests of the Company Affiliated Group and that such restrictive covenants in this Section 5 shall survive the termination of Employee’s employment with the Company for any reason; (v) the Company would not have entered into this Agreement unless such covenants were included herein; and (vi) these covenants are entered into by Employee in consideration of the opportunity to receive severance and other payments pursuant to this Agreement.

EXECUTION VERSION

(b) Non-Competition. Employee covenants and agrees that for a period commencing on Employee’s first (1st) day of employment or affiliation with the Company Affiliated Group and ending two (2) years following the last day of Employee’s employment or affiliation with the Company Affiliated Group (the “Separation Date”), regardless of the reason for the termination of Employee’s employment or affiliation (such period, the “Restricted Period”), Employee shall not, without the written consent of the Board, engage, directly or indirectly, whether as an individual, sole proprietor, or as a principal, agent, officer, director, employer, employee, consultant, independent contractor, partner or shareholder of any firm, corporation or other entity or group or otherwise, in any Competing Business, (i) on any vessel, (ii) with any cruise ship operator, or (iii) within one hundred (100) miles of any destination resort-based spa or any other non-vessel venue where, or from which, the Company Affiliated Group is then conducting, or had in the then preceding two (2) years conducted, any part of its business. For purposes of this Agreement, the term “Competing Business” shall mean any individual, sole proprietorship, partnership, firm, corporation or other entity or group which offers or sells or attempts to offer or sell (i) spa and medi-spa services, or (ii) any other services offered or sold by the Company Affiliated Group at any point during the twelve (12) month period prior to Employee’s Separation Date which constitute more than ten percent (10%) of the Company’s revenue. Notwithstanding the foregoing, Employee is not precluded from (i) maintaining a passive investment in publicly held entities provided that Employee does not have more than a five percent (5%) beneficial ownership in any such entity; (ii) serving as an officer or director of any entity, the majority of the voting securities of which is owned, directly or indirectly, by the Company; (iii) providing the Consulting Duties to Steiner; or (iv) owning a passive minority investment in Nemo Investor Aggregator, Limited (“Nemo”) or in any of its direct or indirect majority-owned subsidiaries and/or divisions, including without limitation, the businesses commonly known as Steiner Management Services, Elemis, BlissWorld, Ideal Image, and Steiner Education, whether any of such businesses continued to be majority-owned directly or indirectly by Nemo or are sold in whole or in part to one or more third parties.

(c) Non-Solicitation of Customers and Suppliers. Employee agrees that during the Restricted Period, he shall not, without the written consent of the Board, directly or indirectly, on Employee’s own behalf or on behalf of any other person or entity (other than the Company Affiliated Group), solicit the trade or business of any (i) Restricted Customer (defined below) or (ii) supplier or vendor with whom the Company Affiliated Group conducts business or otherwise has a business relationship, in connection with the sale or provision of any Restricted Products/Services (defined below). Notwithstanding the foregoing, Employee is not precluded from providing the Consulting Duties to Steiner.

“Restricted Products/Services” means products or services, including but not limited to (i) spa and medi-spa services, or (ii) any other services, that are competitive with, or are similar to, the type of products or services offered, serviced, provided, marketed, referred, under development or sold by the Company Affiliated Group during the eighteen- (18)-month preceding the Separation Date.

“Restricted Customer” means any customer or client of the Company or any other member of the Company Affiliated Group who was a customer or client at any time during the eighteen- (18)-month period preceding the Separation Date and: (i) with whom Employee had Business Contact (as defined below), or whose Business Contact with the Company Affiliated Group was coordinated or supervised by Employee, at any time during the eighteen- (18)-month period preceding the Separation Date; (ii) for whom Employee received compensation (including without limitation, fees, bonuses, commissions or referral commissions) at any time during the eighteen- (18)-month period preceding the Separation Date; or (iii) about whom Employee received, or had access to, Confidential Information.

EXECUTION VERSION

“Restricted Customer” shall also include any prospective customer or client who (i) had been solicited (other than by means of mass mailing or advertising) by the Company Affiliated Group at any time during the eighteen- (18)-month period preceding the Separation Date, and (ii) during such period, Employee either (x) had Business Contact with such prospective customer or client or (y) received, or had access to, Confidential Information about such prospective customer or client.

“Business Contact” means any communication, contact or interaction which takes place in the context of establishing, developing, maintaining, servicing or otherwise furthering a business relationship or transaction on behalf of the Company Affiliated Group.

(d) Non-Solicitation of Employees, Agents, or Contractors. Employee agrees that during the Restricted Period, he shall not, without the written consent of the Board, on Employee’s own behalf or on behalf of any other person or entity (other than the Company Affiliated Group), directly or indirectly: (i) solicit or recruit, or attempt to solicit or recruit, any Restricted Person (as defined below); (ii) induce or attempt to induce any Restricted Person to leave the employ of or cease doing business with the Company or any other member of the Company Affiliated Group; or (iii) induce or encourage a third party to solicit or recruit, or attempt to solicit or recruit, any Restricted Person, in each such case above, in connection with such Restricted Person becoming employed by, or otherwise providing services to, a person or business entity that sells, offers, develops or markets products or services in competition with, or similar to, the Restricted Products/Services. Notwithstanding the foregoing, Employee is not precluded from providing the Consulting Duties to Steiner.

“Restricted Person” shall mean any employee, agent, or contractor of the Company Affiliated Group (i) with whom Employee worked, collaborated or shared business information or (ii) about whom Employee received, or had access to, Confidential Information; provided, however, that Restricted Person shall only include the foregoing persons to the extent they were employed by, or providing services to, the Company Affiliated Group during the twelve- (12)-month period prior to Employee’s Separation Date.

(e) Non-Hire of Employees, Agents, or Contractors. Employee agrees that during the Restricted Period, Employee shall not, without the written consent of the Board, on Employee’s own behalf or on behalf of any other person or entity (other than the Company Affiliated Group), directly or indirectly, (i) hire, or attempt to hire, any Restricted Person or (ii) induce or encourage a third party to hire, or attempt to hire, any Restricted Person, in each such case above, in connection with such Restricted Person becoming employed by, or otherwise providing services to, a person or business entity that sells, offers, develops or markets products or services in competition with, or similar to, the Restricted Products/Services. Notwithstanding the foregoing, Employee is not precluded from providing the Consulting Duties to Steiner.

EXECUTION VERSION

(f) Non-Interference. Employee agrees that during the Restricted Period, Employee shall not, without the written consent of the Board, on Employee’s own behalf or on behalf of any other person or entity (other than the Company Affiliated Group), directly or indirectly, induce any customer or client, vendor, supplier or other contracting party or business partner of the Company Affiliated Group to discontinue, terminate, cancel, disrupt or not renew a business relationship or transaction with any member of the Company Affiliated Group, or otherwise interfere with a business relationship or transaction between any such parties and one or more members of the Company Affiliated Group.

(g) Non-Disclosure of Confidential Information. Employee agrees to hold and safeguard the Confidential Information in trust for the Company, its successors and assigns and only use the Confidential Information for purposes of performing his duties hereunder and agrees that he shall not, without the prior written consent of the Board, misappropriate or disclose or make available to anyone for use outside the Company at any time, either during his employment hereunder or subsequent to the termination of his employment hereunder for any reason, any of the Confidential Information, whether or not developed by Employee, except as required in the performance of Employee’s duties to the Company or as required by applicable law.

For purposes of this Agreement, Confidential Information shall mean any of the following data, documents or information with respect to the business of the Company Affiliated Group: (i) trade secrets; (ii) lists and other information about current and prospective clients and customers, including but not limited to client/customer preferences; (iii) plans or strategies for sales, marketing or business development; (iv) sales and financial records; (v) prices or pricing strategy or information; (vi) the Company Affiliated Group’s methods, systems, techniques, procedures, designs, formulae, inventions and know-how; (vii) software development; (viii) computer programs; (ix) employee compensation, medical and other personal or private information; (x) client/customer files; (xi) contract terms, conditions, rates and expiration dates; (xii) information the Company Affiliated Group receives from any client or customer or other third party under a duty to keep such information confidential; (xiii) Company IP Rights (as defined below); (xiv) privileged or other legal information; and (xv) other confidential or proprietary information of a similar nature not known to the public that, if misused or disclosed, could adversely affect the business of the Company Affiliated Group or its clients/customers (collectively, “Confidential Information”). Confidential Information shall not include any information that is generally known to the public, unless such information became known or publicly available through unlawful means or as a result of any individual or entity’s breach of a confidentiality obligation or other fiduciary, contractual, legal or other obligation or duty to the Company Affiliated Group, including any breach by Employee of this Agreement.

Nothing in this Agreement is intended to or shall preclude Employee from: (i) providing truthful testimony on any non-privileged subject matter in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law, in which event Employee shall notify the Company of the anticipated testimony in writing, unless prohibited to do so by law, as promptly as practicable after receiving any such request and at least ten (10) business days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) so that the Company may seek a protective order or other appropriate remedy; or (ii) reporting, without any prior authorization from, or notification to, the Company, possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission, the Department of Justice, the Congress and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal or state

EXECUTION VERSION

law or regulation. If such a protective order or other remedy described in clause (i) of the foregoing sentence is not obtained, and the Company does not waive compliance with this Agreement, Employee shall furnish only that portion of such subject matter that is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to the subject matter to be disclosed.

Employee is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (x) in confidence to a federal, state or local government official, either directly or indirectly, or to an attorney and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. Employee is further notified that if Employee files an action for retaliation by an employer for reporting a suspected violation of law, Employee may disclose the employer’s trade secrets to Employee’s attorney and use the trade secret information in a proceeding if Employee: (i) files any document containing the trade secret under seal; and (ii) does not disclose the trade secret, except pursuant to a court order.

(h) Nondisparagement. Employee acknowledges that any disparaging comments regarding the Company or any other member of the Company Affiliated Group are likely to substantially harm the Company’s and/or the Company Affiliated Group’s business reputation. Accordingly, Employee agrees not to make any disparaging or defamatory statements, written or oral, regarding the Company or any other member of the Company Affiliated Group or any of their respective current or former officers, directors, employees, shareholders, partners, members or agents. The Company shall direct its officers and directors not to make any disparaging or defamatory statements regarding Employee, other than in the good faith performance of such officer and/or director’s duties to the Company. Nothing in this Agreement shall be construed to prohibit Employee from reporting conduct to, providing truthful information to or participating in any investigation or proceeding conducted by any federal or state government agency or self-regulatory organization, nor does anything herein preclude Employee from engaging in protected concerted activity under the National Labor Relations Act, if applicable.

(i) Disclosure of Works and Inventions/Assignment of Patents. Employee shall disclose promptly to the Company any and all works, publications, inventions, discoveries and improvements authored, conceived or made by Employee during the period of his employment hereunder and related to the business or activities of the Company Affiliated Group (the “Company IP Rights”), and hereby assigns and agrees to assign all his interest therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters of Patent or Copyrights, or similar documents or rights, of the United States or any foreign country or to otherwise protect the Company’s interest in the Company IP Rights. Such obligations shall continue beyond the termination of Employee’s employment hereunder for any reason with respect to works, inventions, discoveries and improvements authored, conceived or made by Employee during the period of Employee’s employment under this Agreement.

EXECUTION VERSION

(j) Return of Materials. Upon the termination of Employee’s employment with the Company for any reason, Employee shall promptly deliver to the Board all correspondence, drawings, blueprints, manuals, letters, notes, notebooks, financial records, reports, flowcharts, programs, proposals and any other documents concerning the Company’s business, including, without limitation, its customers or suppliers or concerning its products, services or processes and all other documents or materials containing or constituting Confidential Information; provided, however, that nothing in this Section 5(j) shall require Employee to deliver to the Board any property that is owned by Employee and that contains no Confidential Information. Employee shall disclose to the Company all passwords and passcodes deemed necessary or desirable by the Company in Employee’s knowledge and/or possession relating to the business of the Company Affiliated Group or the Confidential Information. If Employee has used any non-Company computer, electronic device, server, storage drive or e-mail system to receive, store, review, prepare or transmit any Confidential Information, Employee shall provide the Company with a useable copy of such information and then permanently delete and expunge such information. If, following the Separation Date, Employee later discovers in his custody, possession or control any additional property that belongs to the Company or the Company Affiliated Group, Employee shall return it to the Company promptly after its discovery.

(k) Cooperation. Upon the receipt of reasonable notice from the Company (including outside counsel), Employee agrees that, while employed by the Company and thereafter for a period of twenty four (24) months, Employee will (i) respond and provide information with regard to matters in which Employee has knowledge as a result of Employee’s employment with the Company, (ii) will provide reasonable assistance to the Company, its Affiliates and their respective representatives in defense of any claims that may be made against the Company or its Affiliates, and (iii) will assist the Company and its Affiliates in the prosecution of any claims that may be made by the Company or its Affiliates, to the extent that such claims may relate to the period of Employee’s employment with the Company (collectively, the “Claims”). Employee agrees to promptly inform the Company if Employee becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or its Affiliates. During Employee’s employment with the Company and for the twenty four- (24)-month period thereafter, Employee also agrees to promptly inform the Company (to the extent that Employee is legally permitted to do so) if Employee is asked to assist in any investigation of the Company or its Affiliates (or their actions) or another party attempts to obtain information or documents from Employee (other than in connection with any litigation or other proceeding in which Employee is a party-in-opposition) with respect to matters Employee believes in good faith to relate to any investigation of the Company or its Affiliates, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or its Affiliates with respect to such investigation, and shall not do so unless legally required. During the pendency of any litigation or other proceeding involving Claims, Employee shall not communicate with anyone (other than Employee’s attorneys and tax and/or financial advisors and except to the extent that Employee determines in good faith is necessary in connection with the performance of Employee’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company or any of its Affiliates without giving prior written notice to the Company or the Company’s counsel. Upon presentation of appropriate documentation, the Company shall pay or reimburse Employee for all reasonable out-of-pocket travel, duplicating, telephonic or other reasonable out-of-pocket expenses incurred by Employee in complying with this Section 5(k). In addition, the Company shall pay Employee an hourly fee, in an amount (rounded to the nearest whole cent) determined by dividing Employee’s Base Salary as in effect on the date of termination by 2,080, for services rendered by Employee in complying with this Section 5(k); provided, however, that no such payment shall be required by the Company while Employee is employed by the Company or during any period in which severance is being paid to Employee hereunder.

EXECUTION VERSION

(l) Reasonableness; Extraordinary Remedies; Tolling. Employee has carefully read and considered the provisions of Section 5, and, having done so, agrees that the restrictions set forth therein (including but not limited to the scope of defined terms, the time period of restrictions and the geographical areas of restriction set forth therein) are fair and reasonable and are reasonably required for the protection of the legitimate business interests of the Company and the Company Affiliated Group. Employee represents that Employee’s experience, capabilities, and personal assets, as well as the compensation Employee will receive during Employee’s employment or affiliation with the Company Affiliated Group, are such that Employee’s compliance with Section 5, will not prevent Employee from either earning a livelihood in the many business activities that are not restricted by this Agreement or from otherwise adequately and appropriately supporting Employee’s family. Employee further agrees that Employee shall not assert, or permit to be asserted on Employee’s behalf, in any forum, any position contrary to the foregoing. No breach of contract or violation of law by the Company shall operate to extinguish Employee’s obligations in Section 5.

The parties acknowledge and agree that the individual covenants in this Agreement are separate and distinct commitments of Employee, independent of each other covenant hereunder. Accordingly, if, at the time of enforcement of such covenants, a court of competent jurisdiction or arbitrator holds that the restrictions stated herein are unreasonable under the circumstances then existing, the parties hereto agree that the maximum period or scope legally permissible under such circumstances will be substituted for the period or scope stated herein.

Employee agrees that a breach of any covenant in this Section 5 would result in irreparable and continuing damage to the Company Affiliated Group and shall constitute a separate and independent material breach of this Agreement for which the applicable member(s) of the Company Affiliated Group may pursue its or their remedies hereunder or as otherwise allowed by law. In the event of a breach or threatened breach of any covenant in Section 5, it is understood and agreed that the Company and/or other applicable member(s) of the Company Affiliated Group shall be entitled to pursue temporary, preliminary and/or final injunctive relief without the necessity of posting any bond or similar security in connection with such action, as well as other applicable remedies at law or in equity available to the Company and/or applicable member(s) of the Company Affiliated Group against Employee or others. Such remedy shall be in addition to and not in lieu or limitation of any injunctive relief, other damages, or other rights or remedies to which the Company and/or other applicable member(s) of the Company Affiliated Group are or may be entitled at law or in equity under this Agreement or otherwise.

Employee agrees that the applicable period of each such restrictive covenant in Section 5 shall be tolled during any period of time in which Employee is in breach or violation of the terms thereof, in order that the Company Affiliated Group shall have all of the agreed-upon temporal protection thereunder.

EXECUTION VERSION

Employee acknowledges and agrees that if Employee violates any of the covenants in Section 5, the Company and/or applicable member(s) of the Company Affiliated Group shall be entitled to an accounting and repayment of all profits, compensation, fees, commissions, remunerations or benefits which Employee, directly or indirectly, has realized and/or may realize as a result of, growing out of, or in connection with, any such violation. Such remedy shall be in addition to and not in limitation of any injunctive relief, other damages, or other rights or remedies to which the Company and/or applicable member(s) of the Company Affiliated Group is or may be entitled at law or in equity under this Agreement or otherwise

The covenants provided for in this Section 5 shall survive the termination of this Agreement and of Employee’s employment and shall survive the expiration of this Agreement and of Employee’s employment.

6. Non-Assignment; Successors; etc.

The Company may assign any of its rights, but it may not assign any of its obligations, under this Agreement without the prior written consent of Employee, which consent shall not be unreasonably withheld. This Agreement shall inure to the benefit of, and be binding on and enforceable by, the successors and assigns of the Company. The successors and assigns of the Company shall be bound by the terms hereof, and where the context permits, references to “Company” herein shall be deemed to apply to any such successors and assigns. Employee may assign his rights, but not his obligations, hereunder, and the obligations of Employee hereunder, other than the obligations set forth in Section 1, above, shall continue after the termination of his employment with the Company for any reason. Other than the obligations set forth under Sections 1 and 5 above, such obligations herein shall be binding upon his estate, personal representatives, designees or other legal representatives, as the case may be (“Heirs”), and all of Employee’s rights hereunder shall inure to the benefit of his Heirs.

7. Notices

Except as may be otherwise set forth in this Agreement, any notices or demands given in connection herewith shall be in writing and deemed given when: (i) personally delivered; (ii) sent by email or facsimile transmission to a number provided in writing by the addressee and a confirmation of the transmission is received by the sender; or (iii) three (3) days after being deposited for delivery with a recognized overnight courier, such as FedEx or UPS, and addressed or sent, as the case may be, to the mailing address or facsimile number set forth below or to such other address or facsimile number as such party may in writing designate:

If to Employee:	Email:

If to the Company:	Attn: Christopher Bradley c/o Haymaker Acquisition Corp. 650 Fifth Ave., Floor 10 New York, NY 10019 Email: cbradley@mistralequity.com

EXECUTION VERSION

8. Entire Agreement; Certain Terms

This Agreement, together with the form of the Release of Claims attached hereto as Exhibit A and any documents related to option grants, constitutes and contains the entire agreement of the parties with respect to the matters addressed herein and supersedes any and all prior negotiations, correspondence, understandings and agreements between the parties respecting the subject matter hereof, including but not limited to all other agreements and arrangements relating to the payment of any compensation to Employee with respect to any services performed, or to be performed, on behalf of the Company or any Affiliate. HYAC is an intended third party beneficiary of this Agreement. When used in this Agreement, the terms “hereof,” “herein” and “hereunder” refer to this Agreement in their entirety, including any exhibits or schedules attached to this Agreement and not to any particular provisions of this Agreement, unless otherwise indicated.

9. Counterparts

This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

10. Governing Law; Dispute Resolution

(a) Governing Law. This Agreement shall be governed by the Federal Arbitration Act with respect to the arbitration provisions and related matters in this Section 10, and for all other matters shall be governed by the laws of the State of Florida, without giving effect to any principles thereof relating to conflicts of laws.

(b) Dispute Resolution. Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof, or any other claims between the parties relating to or arising out of Employee’s employment or affiliation with the Company Affiliated Group or termination thereof (including but not limited to any claims for harassment, discrimination, violation of wage and hour laws, whistleblowing, retaliation, leave rights, employee benefits, tort claims and any claims under federal, state or local statutes, regulations or ordinances relating to employment matters) shall, except as expressly allowed otherwise herein, be exclusively determined by confidential individual arbitration in Miami, Florida, or such other location as the parties may agree in writing, under the auspices of the American Arbitration Association (“AAA”) and pursuant to the Federal Arbitration Act and the Employment Arbitration Rules of the AAA. These rules may be accessed at the AAA’s website, www.adr.org/employment, and a printed copy will be provided upon request. Notwithstanding the foregoing, claims for injunctive relief by the Company or the Company Affiliated Group under Sections 5 of this Agreement may be brought in a court of competent jurisdiction (as described below). Likewise, this arbitration requirement shall not apply to any criminal matters or claims for unemployment or workers compensation, and shall not prevent Employee from filing a charge with the EEOC or any other government agency; provided, however, that, unless prohibited by applicable law, any subsequent legal action shall be subject to individual arbitration as provided herein. The arbitration award shall be final and binding upon the parties and judgment may be entered thereon by any court of competent jurisdiction. The parties hereby agree that any federal or state court sitting in the State of Florida is a court of competent jurisdiction. Employee hereby irrevocably waives any objection which he now or hereafter may have to the laying of venue of

EXECUTION VERSION

any action or proceeding arising out of or relating to this Agreement brought in any of federal or state court sitting in the State of Florida and any objection on the ground that any such action or proceeding in any of such courts has been brought in an inconvenient forum. Nothing in this Section 10 shall affect the right of the Company or an Affiliate to bring any action or proceeding against Employee or his property in the courts of other jurisdictions. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement, the enforcement of any arbitration award hereunder, or an action for injunctive relief as provided for in this Section 10 may be effectuated either by personal service upon a party or by certified mail duly addressed to her, him or it or her, his or its executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such party or parties. Each party hereto submits to the jurisdiction and venue of the state and federal courts located in the State of Florida, for any action to compel or stay arbitration, or an action by the Company or other member(s) of the Company Affiliated Group seeking injunctive relief under Section 5 of this Agreement (jurisdictional, venue and inconvenient forum objections to which are hereby waived by all parties hereto). THE PARTIES ACKNOWLEDGE AND AGREE THAT THEY ARE WAIVING THEIR RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING OUT OF THIS AGREEMENT OR RELATED TO EMPLOYEE’S EMPLOYMENT OR THE TERMINATION THEREOF. In any circumstances where members of the Company Affiliated Group have rights as third party beneficiaries or otherwise hereunder, such members may also elect to participate in an arbitration hereunder at their own expense.

In the event of any litigation or arbitration between the parties hereto with respect to this Agreement, each party shall bear his or its own costs and expenses (“Legal Costs and Expenses”) in connection with such arbitration or litigation, including but not limited to reasonable attorneys’ fees at the arbitration, trial, and appellate court levels; provided, however, that with respect to any litigation concerning (i) a breach by Employee of Section 5 or (ii) in the event that Employee challenges the reasonableness or enforceability of any provision of Section 5, Employee shall pay the Company’s Legal Costs and Expenses unless Employee prevails on all material issues in such litigation as determined by a final and nonappealable decision or order; provided, further, that with respect to any litigation concerning whether a termination by Employee was for Good Reason, the Company shall pay Employee’s Legal Costs and Expenses if Employee is the prevailing party; provided, further, that with respect to any litigation concerning whether a termination by the Company was for Cause, Employee shall be entitled to recover his Legal Costs and Expenses from the Company unless the Company is the prevailing party in any such litigation as determined by a final and nonappealable decision or order. In no event shall Employee have to pay any of the legal costs and expenses of any members of the Company Affiliated Group which elect to participate in an arbitration or other proceeding pursuant to the last sentence of the prior paragraph.

(c) Class Action Waiver. EXCEPT AS EXPRESSLY PROVIDED OTHERWISE IN THIS SECTION 10(C), ANY ARBITRATION OR COURT ACTION HEREUNDER SHALL PROCEED SOLELY ON AN INDIVIDUAL BASIS WITHOUT THE RIGHT FOR ANY CLAIMS TO BE ARBITRATED OR LITIGATED ON A CLASS OR COLLECTIVE ACTION BASIS OR ON A BASIS INVOLVING CLAIMS BROUGHT IN A PURPORTED REPRESENTATIVE CAPACITY ON BEHALF OF OTHERS OR ANY GOVERNMENTAL BODY OR THE PUBLIC. CLASS AND COLLECTIVE ACTIONS UNDER THIS DISPUTE RESOLUTION PROVISION ARE PROHIBITED, WHETHER IN COURT OR ARBITRATION, AND THE ARBITRATOR OR COURT, AS APPLICABLE, SHALL HAVE

EXECUTION VERSION

NO AUTHORITY TO PROCEED ON SUCH BASIS. NO DISPUTE, CONTROVERSY, CLAIM OR ACTION BROUGHT IN COURT OR ARBITRATION BY EMPLOYEE ARISING UNDER OR RELATING TO THIS AGREEMENT OR OTHERWISE ARISING IN CONNECTION WITH OR RELATING TO EMPLOYEE’S EMPLOYMENT OR AFFILIATION WITH THE COMPANY AFFILIATED GROUP MAY BE JOINED WITH A DISPUTE, CONTROVERSY, CLAIM OR ACTION OF ANOTHER EMPLOYEE OR OTHER PERSON OR ENTITY, ANY SUCH JOINT CLAIMS BEING WAIVED BY EMPLOYEE HEREUNDER, EXCEPT THAT THE COMPANY (OR ANY MEMBER(S) OF THE COMPANY AFFILIATED GROUP) MAY BRING CLAIMS IN ARBITRATION OR COURT TO ENFORCE THIS AGREEMENT AND RELATED TORT, STATUTORY AND OTHER CLAIMS AGAINST EMPLOYEE AND OTHERS WHO ARE ACTING IN CONCERT OR PARTICIPATION WITH EMPLOYEE, AND IN ANY SUCH PROCEEDING EMPLOYEE MAY JOIN ANY CLAIMS OF SUCH OTHER PARTIES (BUT NO OTHERS). ANY ISSUE CONCERNING THE ENFORCEABILITY OR VALIDITY OF THIS SECTION 10(C) AND THE WAIVER HEREIN SHALL BE DECIDED BY A COURT WITH JURISDICTION AND VENUE AS PROVIDED IN SECTION 10(B). IN CONNECTION THEREWITH, IF THERE IS A DETERMINATION BY SUCH COURT THAT THIS SECTION 10(C) IS UNENFORCEABLE, THEN ANY CLASS, COLLECTIVE, REPRESENTATIVE OR JOINT ACTION BY THE PARTIES SHALL ONLY BE BROUGHT IN A COURT WITH JURISDICTION AND VENUE AS PROVIDED IN SECTION 10(B), AND NOT IN ARBITRATION.

11. Severability

It is the intention of the parties hereto that any provision of this Agreement found to be invalid or unenforceable be reformed rather than eliminated. If any of the provisions of this Agreement, or any part hereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or the other provisions of this Agreement, which shall be given full effect, without regard to the invalid portions. If any of the provisions of Section 5 above, or any portion thereof, is held to be unenforceable because of the duration of such provision or portions thereof, the area covered thereby or the type of conduct restricted therein, the parties hereto agree that the court making such determination shall have the power to modify the duration, geographic area and/or, as the case may be, other terms of such provisions or portions thereof, and, as so modified, said provisions or portions thereof shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company’s rights provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

12. Severance Condition; Release

As a condition to the obligation of the Company to make any payment or to continue any payment to Employee hereunder in connection with the termination of Employee’s employment with the Company, (i) Employee, or Employee’s estate, as the case may be, shall be obligated to execute and not revoke a release of claims in favor of the Company and its Affiliates and parties related thereto in the form attached hereto as Exhibit A (the “Release”), provided by the Company, no

EXECUTION VERSION

later than thirty-five (35) days following termination and (ii) Employee must be in compliance with his obligations hereunder, including but not limited to those obligations under Section 5. The Company shall deliver the Release, in a form acceptable to both parties, to Employee within five (5) days following Employee’s termination. Notwithstanding the foregoing, to the extent that such thirty-five (35) day period begins in one taxable year of Employee and ends in a second taxable year of Employee, the Severance Amounts shall begin in the second taxable year and within such thirty-five (35) day period. Notwithstanding the foregoing, the preceding provisions of this Section 12 shall not apply (i.e., the Company’s obligation to make payment shall not be conditioned as provided above) to the following severance payments: (i) any unpaid accrued Base Salary pursuant to Section 3(a)(i), above, to which Employee was entitled as of the date of termination; (ii) any unpaid accrued Vacation Payment to which Employee was entitled as of the date of termination; (iii) any unpaid accrued Incentive Bonus pursuant to Section 3(a)(ii) to which Employee was entitled as of the date of termination; and (iv) amounts due to Employee as of the date of termination as reimbursement of expenses under Section 3(e).

13. Amendments and Waivers

This Agreement cannot be changed, modified or amended, and no provision or covenant hereof may be waived, without the consent in writing of Employee and the Board (and, prior to the Effective Date, HYAC), except as otherwise provided in this Section 13. The failure of a party at any time or times to require performance of any provision or covenant hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by a party of the breach of any provision or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other provision or covenant contained in this Agreement.

14. Headings

The headings preceding the text of the paragraphs of this Agreement have been inserted solely for convenience of reference and neither constitutes a part of this Agreement nor affect its meaning, interpretation or effect.

15. Advice of Counsel

Employee acknowledges that during the negotiation of this Agreement, he has retained or been advised to retain counsel of his choosing who has provided or will provide advice to Employee in connection with his decision to enter into this Agreement.

16. Survivorship

The following sections of this Agreement shall survive the expiration or termination of this Agreement and shall survive Employee’s termination of employment from the Company for any reason: Section 4 (Termination); Section 5 (Non-Competition; Confidentiality; etc.) and Section 10 (Governing Law; Dispute Resolution). In addition, all sections of this Agreement that would, by their terms, survive expiration or termination of this Agreement shall so survive such expiration and termination and shall also survive termination for any reason of Employee’s employment with the Company.

EXECUTION VERSION

17. Section 409A of the Code

It is the intention of both the Company and Employee that the benefits and rights to which Employee could be entitled pursuant to this Agreement be exempt from, or comply with, Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder, to the extent that the requirements of Section 409A of the Code are applicable thereto, and this Agreement shall be construed in a manner consistent with that intention. If Employee or the Company believes, at any time, that any such benefit or right that is subject to Section 409A of the Code does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A of the Code (with the most limited possible economic effect on Employee and on the Company); provided, however, for the avoidance of doubt, that in no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on Employee by Code Section 409A or damages for failing to comply with Code Section 409A.

In the event that Employee receives any payments under this Agreement in the form of a series of installment payments, such payments shall be treated as a right to a series of separate payments, and in accordance with Treasury Regulation 1.409A-1(b)(9)(iii), as amended, all or a portion of such payments shall qualify as separation pay under the aforementioned regulation to the extent the requirements of such regulation are met.

If and to the extent required to comply with Section 409A of the Code, any payment or benefit required to be paid hereunder on account of termination of Employee’s employment or service (or any other similar term) shall be made only in connection with a “separation from service” with respect to Employee within the meaning of Section 409A of the Code.

Notwithstanding any other provision of this Agreement, in the event Employee is treated as a “specified employee” under Section 409A of the Code (and under the terms and conditions of the Company’s Specified Employee Policy) and any payment under this Agreement is treated as a nonqualified deferred compensation payment under Section 409A of the Code, then payment of such amounts shall be delayed for six (6) months and a day following the effective date of Employee’s termination of employment, at which time a lump sum payment shall be made to Employee consisting of the sum of the delayed payments. This provision shall not apply in the event of a specified employee’s termination of employment on account of death and, in the event of a specified employee’s death during the aforementioned six- (6)-month and a day period, such nonqualified deferred compensation may be paid at any time on or after such specified employee’s death.

Neither the Company nor Employee, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A of the Code, except in compliance with Section 409A of the Code and this Agreement, and no amount that is subject to Section 409A of the Code shall be paid prior to the earliest date on which it may be paid without violating Section 409A of the Code.

[signatures on next page]

IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.

OneSpaWorld Holdings Limited

/s/ Stephen Lazarus	By:	/s/ Leonard Fluxman
Stephen Lazarus	Name:	Leonard Fluxman
	Title:	President and CEO

Exhibit A

RELEASE OF CLAIMS

1. Consistent with Section 12 of the Employment and Severance Agreement dated November 1, 2018 (the “Employment Agreement”) by and between me, Stephen Lazarus, and OneSpaWorld Holdings Limited (the “Company”), and in consideration for and as a condition of my receipt of certain severance payments and benefits pursuant to the Employment Agreement, I, for myself, my attorneys, issue, heirs, representatives, agents, executors, administrators, successors, and assigns, do hereby unconditionally, fully and forever release and discharge the Company, its affiliated companies, parents, subsidiaries, divisions, successors and assigns, and their respective current or former members, managers, directors, officers, partners, agents, employees, attorneys, equity holders, and administrators, successors and assigns (together with the Company, the “Released Parties”), from any and all lawsuits, complaints, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, claims, demands, costs, losses, debts, expenses (including attorneys’ fees and costs actually incurred and entitlements of any nature whatsoever, in law or in equity, whether known, unknown, or unforeseen, which I have or may have against any of the Released Parties, including but not limited to any claims arising out of or in connection with: (1) my employment with the Company; (2) my separation from employment with the Company; any claims for unpaid wages, back pay, bonuses, incentive pay, vacation pay, legal fees, severance or other compensation; (3) any claims arising under any contracts, express or implied, including but not limited to the Employment Agreement, any other agreement between me and the Company, and/or any covenant of good faith and fair dealing, express or implied; (4) any event, transaction, or matter occurring or existing on or before the date of my signing of this Release of Claims; and (5) and any legally waivable federal, state, local, or other governmental common law, statute, regulation, or ordinance, as provided in Section 2 below. I agree not to file or otherwise institute any claim, demand or lawsuit seeking damages or other relief and not to otherwise assert any claims or demands that are lawfully released herein, except in the event that the Company breaches this Release of Claims or where I challenge the validity of this Release of Claims under the Older Workers Benefit Protection Act. I further hereby irrevocably and unconditionally waive any and all rights to recover any relief or damages concerning the lawsuits, claims, demands, or actions that are lawfully released herein. I represent and warrant that, to the fullest extent permissible by law, I have not previously filed, caused to be filed or joined in any such lawsuits, claims, demands, or actions against any of the Released Parties with respect to the matters described above, and that I will indemnify and hold them harmless from all liabilities, claims, demands, costs, expenses and/or attorneys’ fees incurred by them as a result of any such lawsuits, claims, demands, or actions. In the event such claims, complaints, actions, or charges do exist, then to the fullest extent permitted by law, I agree to withdraw and dismiss them with prejudice. I also agree, to the fullest extent permitted by law, not to participate, cooperate or assist in any manner, whether as a witness, expert, consultant or otherwise, in any lawsuit, complaint, charge or other proceeding involving any of the Released Parties unless compelled by subpoena or court order.

2. This Release of Claims is intended to have the broadest possible application and specifically includes, but is not limited to, all claims of breach of contract, employment discrimination (including any claims coming within the scope of Title VII of the Civil Rights Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Equal Pay Act, the Americans with Disabilities Act, and the Family and Medical Leave Act, the anti-

retaliation provisions of the Sarbanes Oxley Act, the Genetic Information Nondiscrimination Act, the Worker Adjustment Retraining and Notification (“WARN”) and any state WARN statutes, the National Labor Relations Act, the Florida Civil Rights Act, the Florida Whistleblower Protection Act, the Florida Workers’ Compensation Law Retaliation provision, the Florida Wage Discrimination Law, the Florida Minimum Wage Act, the Florida Equal Pay Law, all as amended, or any other applicable federal, state, or local law), claims under the Employee Retirement Income Security Act, as amended, claims under the Fair Labor Standards Act, as amended (or any other applicable federal, state or local statute relating to payment of wages), claims concerning recruitment, hiring, termination, salary rate, severance pay, equity, stock options, benefits due, sick leave, vacation pay, life insurance, group medical insurance, any other fringe benefits, libel, slander, defamation, intentional or negligent misrepresentation and/or infliction of emotional distress, together with any and all tort or other claims which might have been asserted by me or on my behalf in any lawsuit, charge of discrimination, demand, or claim against any of the persons or entities released herein.

I acknowledge that I may discover facts or law different from, or in addition to, the facts or law that I know or believe to be true with respect to the claims released in this Release of Claims and agree, nonetheless, that this Release of Claims and the release contained in it shall be and remain effective in all respects notwithstanding such different or additional facts or the discovery of them.

For the avoidance of doubt, nothing contained herein shall serve to waive any: (a) claims or rights that, pursuant to law, that cannot be legally waived or subject to a release of this kind, such as claims for unemployment or workers’ compensation benefits; (b) rights to vested benefits under any applicable retirement plans as of my last day of employment with the Company; and/or (c) claims arising under or to enforce the terms of this Release of Claims. Moreover, nothing herein shall be construed to prohibit me from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission or a comparable administrative, state or local agency (“EEOC”); provided, however, that I agree and covenant, to the fullest extent permitted by applicable law, to waive my right to recover monetary damages or other personal recovery in any such EEOC and/or administrative charge, complaint, or lawsuit filed by me or by any other person, organization, or other entity on my behalf with respect to the claims lawfully released by this Release of Claims.

3. I acknowledge and affirm that I have been paid and/or have received all leave (paid or unpaid), compensation, wages, bonuses, commissions, and/or benefits to which I may be entitled and that no other leave (paid or unpaid), compensation, wages, bonuses, commissions and/or benefits are due to me. I further acknowledge and affirm that I have no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act.

4. I hereby represent, warrant and covenant that at no time prior to or contemporaneous with my execution of this Release of Claims have I knowingly engaged in any wrongful conduct against, on behalf of or as the representative or agent of the Company or any of its Affiliates, or otherwise engaged in any conduct or activity in violation of any applicable US or non-US laws, rules or regulations, including without limitation any rules or regulations of the SEC, FINRA, or any state, or any other applicable US or non-US regulatory or self-regulatory agency, body or organization of which the Company is a member or to whose jurisdiction or authority I or the Company are otherwise subject. I further hereby represent, warrant and covenant that I am not aware of any actions or omissions by any current or former officer, director, employee, agent, attorney, consultant or representative of the Company (including myself) or any of its Affiliates through the date of the execution of this Release of Claims that were (individually or collectively) in any way knowingly or intentionally harmful or detrimental to the Company or any of its Affiliates, the Company’s business and/or its shareholders, including, without limitation, violations of any laws, regulations or accounting policies or principles, the taking of unreasonable tax positions, or the furnishing of inaccurate statements, invoices or other reports to any person or entity.

5. I agree that I will not make any voluntary statements, written or oral, or cause or encourage others to make any such statements that defame, disparage or in any way criticize the personal and/or business reputations, practices or conduct of the Company or any of the other Released Parties; provided, however, that nothing in this Release of Claims is intended to: (a) preclude me from making any truthful statement to the extent required by law or by any court, arbitrator, mediator or administrative or legislative body (including any committee thereof) with actual or apparent jurisdiction to order such person to disclose or make accessible such information; (b) prohibit me from speaking candidly and factually to any regulatory organization, authority, or agency; or (c) unlawfully impair or interfere with my rights under Section 7 of the National Labor Relations Act.

6. I acknowledge and agree that my covenants and obligations, as set forth in Section 5 of this Release of Claims and Section 5 of the Employment Agreement, are continuing, are material to this Release of Claims, and relate to special, unique and extraordinary matters and that any violation of such covenants and obligations will cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, I further acknowledge and agree that, in the event of any such violation, the Company shall be entitled to pursue an injunction, restraining order or such other equitable relief, without requirement to post bond, enforcing such covenants and obligations. Such remedies are cumulative and in addition to any other rights and remedies and claims for damages that the Company may have at law or in equity, including but not limited to those set forth in Section 5 of the Employment Agreement.

7. I acknowledge and affirm that I have returned any and all Company property, including without limitation, all computers, electronic storage devices, removable media, and related equipment, furniture, printers, cables, correspondence, drawings, blueprints, manuals, letters, notes, notebooks, financial records, reports, flowcharts, programs, proposals and any other documents concerning the Company’s business, including, without limitation, its customers or suppliers or concerning its products, services or processes and all other documents or materials containing or constituting Confidential Information (as defined in the Employment Agreement) and any and all copies, duplicates, reproductions, synopses, and/or excerpts thereof (collectively, “Company Property”). I shall disclose to the Company all passwords and passcodes deemed necessary or desirable by the Company in my knowledge and/or possession relating to the business of the Company Affiliated Group or the Confidential Information. If I have used any non-Company computer, electronic device, server, storage drive or e-mail system to receive, store, review, prepare or transmit any Confidential Information, I shall provide the Company with a useable copy of such information and then permanently delete and expunge such information. If I later discover in my custody, possession or control any additional Company Property, I agree to return it to the Company promptly after its discovery.

8. Except for claims for injunctive relief described in Section 6 above, the parties agree that the resolution of any matter in any way arising out of, relating to, or connected with this Release of Claims, the Employment Agreement, or my employment by the Company (or the termination thereof) shall be submitted to confidential, mandatory, binding arbitration administered by the American Arbitration Association (“AAA”) pursuant to the Federal Arbitration Act and the AAA’s Employment Arbitration Rules & Procedures then in effect, with proceedings to be held in Miami, Florida (or such other location as the parties may otherwise agree in writing). THE PARTIES AGREE THAT THE U.S. FEDERAL ARBITRATION ACT GOVERNS THE INTERPRETATION AND ENFORCEMENT OF THIS PROVISION, AND EACH PARTY WAIVES THE RIGHT TO A TRIAL BY JURY. ANY ARBITRATION HEREUNDER SHALL PROCEED SOLELY ON AN INDIVIDUAL BASIS WITHOUT THE RIGHT FOR ANY CLAIMS TO BE ARBITRATED ON A CLASS ACTION BASIS OR ON A BASIS INVOLVING CLAIMS BROUGHT IN A PURPORTED REPRESENTATIVE CAPACITY ON BEHALF OF OTHERS. NO DISPUTE OR CONTROVERSY MAY BE JOINED WITH ANOTHER AND CLASS AND COLLECTIVE ACTIONS UNDER THIS ARBITRATION PROVISION ARE PROHIBITED, AND THE ARBITRATOR SHALL HAVE NOT AUTHORITY TO PROCEED ON SUCH BASIS. Judgment on any arbitration award may be entered in any court having jurisdiction. The parties hereby submit to the jurisdiction of the state and federal courts located in Miami-Dade County, Florida (and waive the defenses of lack of jurisdiction or inconvenient forum to the maintenance of any such action or proceeding in such venue) for any action to compel arbitration, or for proceedings to obtain injunctive relief for a breach or threatened breach of Section 5 of this Release of Claims or Section 5 of the Employment Agreement. Nothing in this paragraph shall affect the right of the Company or an Affiliate to bring any action or proceeding against Employee or his property in the courts of other jurisdictions.

9. Nothing in this Release of Claims shall be construed as an admission or concession by the Company of any liability, unlawful conduct, or wrongdoing. I may not assign any rights or benefits due or owing under this Release of Claims unless the Company agrees to such assignment in writing. This Release of Claims shall be binding upon my personal representatives, heirs, and permitted assigns. This Release of Claims may be assigned by the Company and shall inure to the benefit of and be enforceable by any of its successors and assigns. This Release of Claims, together with the post-employment and post-termination obligations in the Employment Agreement, contains the complete, full, and exclusive understanding of myself and the Company and supersedes any and all other oral or written agreements between us. Any amendments to this Release of Claims shall be effective and binding only if any such amendments are in writing and signed by the party against which it is to be enforced.

10. I specifically acknowledge and agree that:

(a) I have read and understand this Release of Claims and sign it voluntarily and without coercion;

(b) I have been given an opportunity of twenty-one (21) days to consider this Release of Claims;

(c) I have been encouraged by the Company to discuss fully the terms of this Release of Claims with legal counsel of my own choosing; and

(d) for a period of seven (7) days following my signing of this Release of Claims, I shall have the right to revoke the waiver of claims arising under the Age Discrimination in Employment Act.

11. If I elect to revoke this Release of Claims within this seven-day period, I must inform the Company by delivering a written notice of revocation to OneSpaWorld Holdings Limited, Attn: General Counsel, c/o Haymaker Acquisition Corp., 650 Fifth Ave., Floor 10, New York, NY 10019, no later than 11:59 p.m. on the seventh calendar day after I sign this Release of Claims. I understand that, if I elect to exercise this revocation right, this Release of Claims shall be voided in its entirety at the election of the Company and the Company shall be relieved of all obligations to provide the severance payments and benefits which are contingent on the execution of this Release of Claims. I may, if I wish, elect to sign this Release of Claims prior to the expiration of the twenty one- (21)-day consideration period, and I agree that if I elect to do so, my election is made freely and voluntarily and after having an opportunity to consult counsel.

12. It is the desire and intent of the parties that the provisions of this Release of Claims shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If an arbitrator or court of competent jurisdiction should determine any one or more of the provisions contained in this Release of Claims shall be held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting or reducing them so as to be enforceable to the maximum extent compatible with applicable law. In the event that any one or more of the provisions of this Release of Claims shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13. No waiver by either party of any breach by the other party of any condition or provision of this Release of Claims to be performed by such other party shall be deemed a waiver of any other provision or condition at the time or at any prior or subsequent time.

14. This Release of Claims and the provisions contained in it shall not be construed or interpreted for or against either party because that party drafted or caused that party’s legal representative to draft any of its provisions.

15. This Release of Claims may be pled as a full and complete defense to, and may be used as a basis for an injunction against, any action, suit or other proceeding that may be prosecuted, instituted or attempted by myself in breach hereof.

16. The validity, interpretation and performance of this Release of Claims shall be construed and interpreted according to the laws of the United States of America and the State of Florida, without regard to conflicts of laws principles.

17. This Release of Claims may be executed in counterparts, each of which shall be deemed an original, and all counterparts so executed shall constitute one agreement binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the same counterpart. This Release of Claims may be executed either by original, PDF, or facsimile, any of which will be equally binding.

THE PARTIES TO THIS RELEASE OF CLAIMS HAVE READ THE FOREGOING RELEASE OF CLAIMS AND FULLY UNDERSTAND EACH AND EVERY PROVISION CONTAINED HEREIN. WHEREFORE, THE PARTIES HAVE EXECUTED THIS RELEASE OF CLAIMS ON THE DATES SHOWN BELOW.

AGREED:

Stephen Lazarus                        Date:

ACCEPTED:

OneSpaWorld Holdings Limited

By:

Name/Title:                               Date: